Exhibit 23.2

             INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM CONSENT

     We consent to the use in this Registration Statement on Form S-8 of our report dated May 14, 2011 with respect to the audited financial statements of Discovery Energy Corp. (formerly Santos Resource Corp.) as of February 28, 2011 and the related statements of expenses, stockholders' equity and cash flows for the year then ended.

"MacKay  LLP"
MacKay  LLP
Vancouver  BC,  Canada

July  26,  2012